SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                     FORM 8-K



                      Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 9, 1994


                               PIER 1 IMPORTS, INC.
              (Exact name of registrant as specified in its charter)



          Texas                     1-7832                   75-1729843
(State of incorporation          (Commission               (IRS Employer
        or organization)            File No.)           Identification No.)



        301 Commerce Street, Suite 600
               Fort Worth, Texas                            76102
   (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (817) 878-8000


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Item 5.   Other Events.

     On December 9, 1994, the Board of Directors of Pier 1 Imports, Inc. (the "Company") announced the declaration of a dividend of one share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares" ), of the Company. The dividend is payable on December 21, 1994 (the "Record Date") to shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share at a price of $35.00 per Common Share (the "Purchase Price" ), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Interstate Bank of Texas, N.A., as Rights Agent.

     Initially the Rights are not exercisable. They will trade with, and cannot be separated from, the outstanding Common Shares. The Rights will be evidenced by certificates for such Common Shares together with this Summary of Rights attached for shares outstanding on the Record Date. New certificates for Common Shares issued after the Record Date upon transfer of then outstanding shares or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Rights become exercisable (or are redeemed or expire at an earlier time) the transfer of any Common Share certificates, with or without this Summary of Rights attached for shares outstanding on the Record Date, will also constitute the transfer of Rights associated with such Common Shares.

     The Rights become exercisable at the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (such person or group being referred to as an "Acquiring Person"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights certificates alone will evidence the Rights.

     The Rights will expire on December 21, 2004, unless such date is extended or unless earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable, and the number of Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or convertible securities convertible into Common Shares with a conversion price, less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

     The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event, prior to the Distribution Date, of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares.

     In the event that the Company were acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

     In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than the Acquiring Person and its Affiliates and Associates (whose Rights will thereafter be void), will thereafter have the right to receive upon exercise at the then current exercise price of the Right, that number of Common Shares having a market value on the date such person became an Acquiring Person of two times the exercise price of the Right. If the Company does not have sufficient Common Shares to satisfy such obligation to issue Common Shares, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right in substitution for any or all Common Shares an amount of cash, securities or other assets equivalent in value to the Common Shares otherwise issuable upon exercise of a Right immediately after any required adjustments; provided that, if the Company fails to meet such obligation within 30 days following the event triggering the right to purchase Common Shares, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

     The Board of Directors of the Company may at its option at any time after any person becomes an Acquiring Person, but not after any person together with his affiliates and associates beneficially owns more than 50% of the outstanding Common Shares, exchange all or part of the then outstanding and exercisable Rights (other than those held by such Acquiring Person or group which shall have become void) for Common Shares at an exchange ratio of one-half the number of Common Shares receivable upon exercise of a Right per Right, subject to adjustment.

     At any time prior to the time that a person or group of affiliated or associated persons acquires beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive such redemption price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that after any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit No. 4 hereto and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          4. Rights Agreement, dated as of December 9, 1994, between Pier 1 Imports, Inc. and First Interstate Bank of Texas, N. A., as Rights Agent, incorporated by reference to Exhibit 4 to Registrant's Registration Statement on Form 8-A, Reg. No. 1-7832, filed December 20, 1994.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 4, 1995


                                        PIER 1 IMPORTS, INC.


                                        By  /S/ J. Rodney Lawrence
                                            J. Rodney Lawrence
                                            Senior Vice President